EXHIBIT 4.1

	HEALTH CARE PROPERTY INVESTORS, INC. Incorporated under the laws of the State of Maryland	********* SHARES
NUMBER __________	7.1% Series F Cumulative Redeemable Preferred Stock	SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE OF TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP: 421915 12 5

THIS IS TO CERTIFY THAT

************

is the record holder of   ***********

FULLY PAID AND NON-ASSESSABLE SHARES OF 7.1% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE, OF

HEALTH CARE PROPERTY INVESTORS, INC., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate duly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.

Dated

Countersigned and Registered The Bank of New York, Transfer Agent and Registrar By:________________________________________ Authorized Signature	[Corporate Seal]	Chairman Senior Vice President, General Counsel and Corporate Secretary

CLASSES OF STOCK

The Corporation is authorized to issue more than one class of capital stock consisting of Common Stock and one or more series of Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of each series of Preferred Stock before the issuance of any such series of Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a request therefor, a copy of the Corporation’s Charter and a full statement with respect to designations and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the stock of each class which the Corporation has the authority to issue and, since the Corporation is authorized to issue Preferred Stock in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Request for such written statement may be directed to the Secretary of the Corporation at its principal office.

RESTRICTION ON OWNERSHIP AND TRANSFER

The shares of Series F Preferred Stock represented by this certificate are subject to restrictions on beneficial and constructive ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Articles Supplementary for the Series F Preferred Stock, (i) no person may beneficially own shares of the Corporation’s Series F Preferred Stock in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series F Preferred Stock of the Corporation; (ii) no person may constructively own shares of the Corporation’s Series F Preferred Stock in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series F Preferred Stock of the Corporation; (iii) no person may beneficially or constructively own Series F Preferred Stock that, taking into account any other capital stock of the Corporation beneficially or constructively owned by such person, would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no person may transfer Series F Preferred Stock if such transfer would result in the capital stock of the Corporation being owned by fewer than 100 persons. Any person who beneficially or constructively owns or attempts to beneficially or constructively own Series F Preferred Stock which causes or will cause a person to beneficially or constructively own Series F Preferred Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Series F Preferred Stock represented hereby in excess of such restrictions will be automatically transferred to the trustee of a trust for the benefit of one or more charitable beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All terms in this legend which are defined in the Articles Supplementary for the Series F Preferred Stock shall have the meanings ascribed to them in such Articles Supplementary, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series F Preferred Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- Custodian
TEN ENT	- as tenants by the entireties		(Cust) (Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                                           shares

of the 7.1% Series F Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                                                Attorney to

transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED

X
X

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, BROKERS,

SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.